EXHIBIT 4-1.7

                                  AMENDMENT VII

                                 DEB SHOPS, INC.
                      RESTATED SAVINGS AND PROTECTION PLAN

       DEB SHOPS, INC., hereby adopts this amendment to the DEB SHOPS, INC. RESTATED SAVINGS AND PROTECTION PLAN.

1. Section 4.1 of the Plan is hereby amended in its entirety to read as follows;

   "4.1 All individuals who were Employees of the Company on the Effective Date of the Restated Plan and have completed the Eligibility Computation Period or who were Participants in the Plan on the Effective Date of the Restated Plan shall be Participants as of the Effective Date of the Restated Plan. All individuals who were employees of the subsidiary corporation, Books Management, Inc., as defined in Section 2.4, on October 20, 1995, and during the preceding twelve (12) months completed 1,000 Hours of Service with Atlantic Book Management, Inc. or its affiliates, shall be considered as having completed the Eligibility Computation Period and shall be Participants as of October 20, 1995. Except as provided in Section 4.3, each other Employee shall become a Participant on the earlier of (a) the Anniversary Date after he completes the Eligibility Computation Period, or (b) the last day of the sixth month of the first Plan Year coincident with or next following the date on which such Employee completes the Eligibility Computation Period. For employees of Books Management, Inc., the Eligibility Computation Period shall include any service with Atlantic Book Management, Inc., or any affiliated entity, from date of employment and prior to October 20, 1995."

2. The preceding amendment is effective as of October 20, 1995.

       IN WITNESS WHEREOF, and as evidence of the adoption of this amendment, the Employer has caused the same to be executed by its duly authorized officers this 20th day of October, 1995.

                         DEB SHOPS, INC.

                         By:      /s/   Marvin Rounick
                             -----------------------------------------
                                  President, Marvin Rounick

                         Attest:  /s/ Warren Weiner
                             -----------------------------------------
                                  Secretary, Warren Weiner